UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On April 30, 2013, pursuant to the Purchase and Sale Agreement, dated March 28, 2013, between Quicksilver Resources Inc. (“Quicksilver”), as Seller and TG Barnett Resources LP (“TGBR”), as Buyer (the “Purchase and Sale Agreement”), Quicksilver completed the sale of 25% of its Barnett Shale assets to TGBR. The effective date of the transaction is September 1, 2012. Adjustments for TGBR's ratable share of production, operating expenses, and capital spending from the effective date to the closing date, as well as other customary adjustments at closing, resulted in net cash proceeds to Quicksilver of $463.4 million.
A copy of the Purchase and Sale Agreement is attached as Exhibit 2.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

2.1*	Purchase and Sale Agreement, dated March 28, 2013, between Quicksilver Resources Inc., as Seller, and TG Barnett Resources LP, as Buyer
99.1	Quicksilver Resources Inc. Unaudited Pro Forma Financial Statements

*
The Purchase and Sale Agreement filed as Exhibit 2.1 omits the schedules and exhibit thereto. Quicksilver agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ John C. Regan
John C. Regan
Senior Vice President – Chief Financial Officer and Chief Accounting Officer

Date: May 6, 2013

INDEX TO EXHIBITS

Exhibit Number	Description

2.1*	Purchase and Sale Agreement, dated March 28, 2013, between Quicksilver Resources Inc., as Seller, and TG Barnett Resources LP, as Buyer
99.1	Quicksilver Resources Inc. Unaudited Pro Forma Financial Statements

*
The Purchase and Sale Agreement filed as Exhibit 2.1 omits the schedules and exhibit thereto. Quicksilver agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.